UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2015

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
 None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
The following is an update to the disclosures on the decoupling proceeding in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Electric utility” under “Decoupling”, which are incorporated herein by reference to pages 50-52 of HEI’s and Hawaiian Electric’s Form 10-K for the year ended December 31, 2014.
On March 31, 2015, the State of Hawaii Public Utilities Commission (PUC) issued an Order related to the Schedule B portion of the proceeding to make certain modifications to the decoupling mechanism, and to establish a briefing schedule with respect to certain issues in the proceeding. The order modifies the rate adjustment mechanism (RAM) portion of the decoupling mechanism to be capped at the lesser of the RAM Revenue Adjustment as currently determined (adjusted to eliminate the 90% limitation on the incremental rate base RAM adjustment that was ordered in the Schedule A portion of the proceeding) and a RAM Revenue Adjustment calculated based on the cumulative annual compounded increase in Gross Domestic Product Price Index (GDPPI) applied to the 2014 annualized target revenues (adjusted for certain items specified in the Order). The 2014 annualized target revenues represent the target revenues from the last rate case, and RAM revenues, offset by earnings sharing credits, if any, allowed under the decoupling mechanism through the 2014 decoupling filing. The Utilities may apply to the PUC for approval of recovery of revenues for Major Projects (including related baseline projects grouped together for consideration as Major Projects) through the RAM above the RAM cap or outside of the RAM through the Renewable Energy Infrastructure Program (REIP) surcharge or other adjustment mechanism. The Utilities and the Consumer Advocate are directed to develop standards and guidelines for eligibility of projects and determination of the amount of eligible cost recovery above the RAM cap for PUC approval. The RAM is amended on an interim basis pending the outcome of the PUC’s review of the Utilities’ Power Supply Improvement Plans. The triennial rate case cycle required under the decoupling mechanism continues to serve as the maximum period between the filing of general rate cases, and the amendments to the RAM do not limit or dilute the ordinary opportunities for the Utilities to seek rate relief according to conventional/traditional ratemaking procedures.
In making the modifications to the RAM Adjustment, the PUC stated the changes are designed to provide the PUC with control of and prior regulatory review over substantial additions to baseline projects between rate cases. It does not deprive the Utilities of the opportunity to recover any prudently incurred expenditure or limit orderly recovery for necessary expanded capital programs.
The Revenue Balancing Account (RBA), which is the sales decoupling component, is retained, and the PUC made no change in the authorized return on common equity. Performance based ratemaking is not adopted at this time.
On April 15, 2015, the Utilities submitted revised annual decoupling filings for tariffed rates to be effective from June 1, 2015 through May 31, 2016 (unless the filings are modified or suspended by the PUC), and reflected revisions to the RAM based on the Order. The revised 2015 annual incremental RAM revenues for the three Utilities based on the Order amounted to $26.2 million, compared to the 2015 annual incremental revenues of $31.6 million filed on March 31, 2015 based on the methodology prior to the modification of the Order. The revised tariffs also include the collection or refund of the accrued revenue balancing account (RBA) balance and associated revenue taxes as of December 31, 2014 and any accrued earning sharing mechanism credits. The net amount to be collected under the tariffs is $14.7 million for the three Utilities. The revised tariffs if approved would result in an estimated monthly bill impact of 56 cents for a typical residential customer on Oahu using 600 kilowatt hours (kwh) a month, $1.10 for a typical residential customer on Hawaii Island using 500 kwh, and 60 cents for a typical residential customer on Maui using 600 kwh. The Consumer Advocate will have 30 days to review the filing. If approved by the PUC, the 2015 revised decoupling tariffs would be effective from June 1, 2015 to May 31, 2016.
The Order also directs the Parties to the proceeding to submit initial briefs within 60 days that address the following issues: (1) whether, and if so, how the conventional performance incentive mechanisms proposed in this proceeding should be refined and implemented in this docket; (2) what are the appropriate steps, processes and timing for determining measures to improve the efficiency and effectiveness of the general rate case filing and review process; and (3) what are the appropriate steps, processes, and timing to further consider the merits of the proposed changes to the energy cost adjustment clause (ECAC) identified in this proceeding. In identifying the issue on possible changes to the ECAC, the PUC stated that changes to the ECAC should be made with great care to avoid unintended consequences. Reply briefs are due within 75 days.
Management cannot predict the further outcome of this proceeding or the ultimate impact of the proceeding on the results of operation of the Utilities.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms (Docket No. 2013-0141 for the Decoupling proceeding) in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: April 15, 2015	Date: April 15, 2015

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